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EXHIBIT 10.36(B) - INTERLAND 1995 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                   AUGUST 6, 2001 AND APRIL 24, 2001

                                 INTERLAND, INC.

                        1995 EMPLOYEE STOCK PURCHASE PLAN

The following constitutes the provisions of the 1995 Employee Stock Purchase Plan of Interland, Inc. as amended and restated effective July 1, 2002:

         1. Purpose. The purpose of the ESP Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the ESP Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the ESP Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

         2. Definitions.

                  (a) "Board" shall mean the Board of Directors of the Company.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Common Stock" shall mean the Common Stock of the Company.

                  (d) "Company" shall mean Interland, Inc., a Minnesota
                      corporation,and subject to Section 21 below, its successors and assigns and any of its Designated Subsidiaries.

                  (e) "Compensation" with respect to any Employee means such
                      Employee's wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Company or its Designated Subsidiaries to the extent that the amounts are includible in gross income (including, but not limited to, commissions paid to salesmen, compensation for services on the basis of a percentage of profits, tips, and bonuses).

                      Compensation shall exclude (a)(1) contributions made by the employer to a plan of deferred compensation to the extent that, the contributions are not includible in the gross income of the Employee for the taxable year in which contributed, (2) employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-statutory stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (d) other amounts which receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the employee), or contributions made by the employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code Section 403(b) (whether or not the contributions are actually excludable from the Employee's gross income); (e) reimbursements or other expense allowances; (f) fringe benefits (cash and noncash); (g) moving expenses; and (h) welfare benefits.

                  (f) "Continuous Status as an Employee" shall mean the absence of any interruption or termination of service as an Employee. Continuous Status as an Employee shall not be considered interrupted in the case of a leave of absence agreed to in writing by the Company, provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

                  (g) "Designated Subsidiaries" shall mean the Subsidiaries
                      which have been designated by the Board from time to time in its sole discretion as eligible to participate in the ESP Plan.

                  (h) "Employee" shall mean any person, including an officer, whose customary employment on a continuous basis is more than twenty (20) hours per week and more than five (5) months in a calendar year by the Company.

                  (i) "Enrollment Date" shall mean the first day of each
                      Offering Period.


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                  (j) "Exercise Date" shall mean the last day of each Offering
                      Period.

                  (k) "Offering Period" shall mean a period of six (6) months, or a shorter or longer duration as set by the Board.

                  (l) "ESP Plan" shall mean this Employee Stock Purchase Plan.

                  (m) "Subsidiary" shall mean a corporation, domestic or
                      foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         3. Eligibility.

                  (a) Any Employee as defined in Section 2 who has been
                      continuously employed by the Company or any subsidiary of the Company for at least one (1) consecutive month and who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the ESP Plan.

                  (b) Any provisions of the ESP Plan to the contrary
                      notwithstanding, no Employee shall be granted an option under the ESP Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 425(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company, or (ii) which permits his rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for a calendar year in which such option is outstanding at any time.

         4. Offering Periods. The ESP Plan shall be implemented by consecutive Offering Periods with the first Offering Period commencing on or about July 1, 1995, and ending on December 31, 1995. Thereafter, Offering Periods shall commence on January 1 and July 1 of each year, and continue thereafter until terminated in accordance with
            Section 20 hereof. Subject to the shareholder approval requirements of Section 20, the Board of Directors of the Company shall have the power to change the duration of offering periods with respect to future offerings if such change is announced. Notwithstanding the foregoing, a new offering period shall commence on September 1, 2001 and end on December 31, 2001.

         5. Participation.

                  (a) An eligible Employee may become a participant in the ESP
                      Plan by completing an ESP Plan Agreement authorizing payroll deductions and filing it with the Company's Stock Administration office at least ten (10) business days prior to the applicable Enrollment Date, unless a different time for filing the ESP Plan Agreement is set by the Board for all eligible Employees with respect to a given Offering Period.

                  (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 11.

         6. Payroll Deductions.

                  (a) At the time a participant files his or her ESP Plan
                      Agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period at a rate that is not less than one percent (1%) and not greater than twenty percent (20%) of the Compensation, and the aggregate of such payroll deductions during the Offering Period shall not exceed twenty percent (20%) of his or her aggregate Compensation during said Offering Period.

                  (b) All payroll deductions made by a participant shall be
                      credited to his or her account under the ESP Plan. A participant may not make any additional payments into such account.

                  (c) A participant may discontinue his or her participation in the ESP Plan as provided in Section 11, or may decrease, but not increase, the rate of payroll deductions during the Offering Period (within the limits of Section 6(a)) by completing or filing with the Company's a new ESP Plan Agreement authorizing a change in payroll deduction rate. The change in rate shall be effective with the first full payroll period following ten (10) business days after the Company's receipt of the new ESP Plan Agreement. A participant's ESP Plan


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                      Agreement shall remain in effect for successive Offering
                      Periods unless revised as provided herein or terminated as provided in Section 11.

                  (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) herein, a participant's payroll deductions may be decreased to 0% at such time during any Offering Period which is scheduled to end during the current calendar year that the aggregate of all payroll deductions accumulated with respect to such Offering Period and any other Offering Period ending within the same calendar year equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's ESP Plan Agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 11.

                  (e) A participant in this ESP Plan, who is also a participant in the Retirement at Micron Section 401(k) Plan (or any successor Plans thereto) (collectively, the "401k Plans") and who requests and receives a hardship distribution from any 401(k) Plan, is prohibited from making, and must suspend, for a period of twelve (12) months thereafter, his or her elective contributions and employee contributions including, without limitation to the foregoing, any payroll deduction made pursuant to the terms of this ESP Plan from the date of receipt by that employee of the hardship distribution from any 401(k) Plan.

         7. Grant of Option.

                  (a) On the Enrollment Date of each Offering Period, each
                      eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the participant's account as of the Exercise Date by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Enrollment Date or (ii) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock on the Exercise Date; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 13 hereof. Exercise of the option shall occur as provided in Section 8, unless the participant has withdrawn pursuant to
                      Section 11, and shall expire on the last day of the Offering Period. Fair market value or a share of the Company's Common Stock shall be determined as provided in
                      Section 7(b) herein.

                      Notwithstanding anything to the contrary set forth herein, the maximum number of shares which any Employee may purchase on any Exercise Date shall not exceed 5,000 shares.

                  (b) The option price per share of the shares offered in a
                      given Offering Period shall be the lower of: (i) 85% of the fair market value of a share of the Common Stock of the Company on the Enrollment Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company on the Exercise Date. The fair market value of the Company's Common Stock on a given date shall be determined by the Board in its discretion; provided, however, that effective for Offering Periods beginning on and after July 1, 1999, where there is a public market for the Common Stock the fair market value per share shall be the closing sales price on the Nasdaq National Market on the last market trading day preceding such date, as reported in The Wall Street Journal.

         8. Exercise of Option. Unless a participant withdraws from the ESP Plan as provided in Section 11, his or her option for the purchase of shares will be exercised automatically on the Exercise Date of the Offering Period, and the maximum number of full shares subject to option will be purchased for him or her at the applicable option price with the accumulated payroll deductions in his account. The shares purchased upon exercise of an option hereunder shall be deemed to be transferred to the participant on the Exercise Date. During his or her lifetime, a participant's option to purchase shares hereunder is exercisable only by such participant.

         9. [Reserved.]

         10. Delivery. Immediately following the Exercise Date of each Offering Period, unless a participant requests the issuance of a certificate representing the participant's shares, the Company shall promptly record the participant's full shares in book entry form. Upon request from a participant, or upon the involuntary transfer of a participant's shares, the Company shall arrange for the delivery to the participant of a certificate representing the full shares purchased. Any cash remaining to the credit of a participant's account under the ESP Plan after a purchase by the participant of shares at the termination of each Offering Period, which is insufficient to purchase a full share of Common Stock, shall be returned to said participant or retained in the


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             participant's account for the subsequent Offering Period, as determined by the Company as to all participants for a given Offering Period.

         11. Withdrawal; Termination of Employment.

                  (a) A participant may withdraw all but not less than all the payroll deductions credited to such participant's account under the ESP Plan at any time prior to the Exercise Date of the Offering Period by completing an ESP Plan Agreement indicating the participant's desire to withdraw from the ESP Plan and delivering it to the Company's Stock Administration Office. All of the participant's payroll deductions credited to his or her account will be paid to him or her promptly after receipt of the ESP Plan Agreement and the participant's option for the current Offering Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offering Period. If a participant withdraws from an Offering Period, payroll deductions will not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new ESP Plan Agreement as described in Section 5(a).

                  (b) Upon termination of the participant's Continuous Status as an Employee prior to the Exercise Date of the Offering Period for any reason, including retirement or death, the payroll deductions credited to such participant's account will be returned to him or her or, in the case of his or her death, to the person or persons entitled thereto under
                      Section 15, and such participant's option will be automatically terminated.

                  (c) In the event an Employee fails to remain in Continuous
                      Status as an Employee of the Company for at least twenty
                      (20) hours per week during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the ESP Plan and the payroll deductions credited to his or her account will be returned to him or her and the option terminated.

                  (d) A participant's withdrawal from an Offering Period will not have any effect upon his or her eligibility to participate in a succeeding Offering Period or in any similar ESP Plan which may hereafter be adopted by the Company.

         12. Interest. No interest shall accrue on the payroll deductions of a participant in the ESP Plan.

         13. Stock.

                  (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the ESP Plan shall be 2,500,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in
                      Section 19. If the total number of shares which would otherwise be subject to options granted pursuant to
                      Section 7(a) hereof on the Enrollment Date of an Offering Period exceeds the number of shares then available under the ESP Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

                  (b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

                  (c) Shares to be delivered to a participant under the ESP Plan will be registered in the name of the participant or, if requested by the participant, in the name of the participant and his or her spouse.

         14. Administration. The ESP Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The administration, interpretation or application of the ESP Plan by the Board or its committee shall be final, conclusive and binding upon all participants. Members of the Board who are eligible Employees are permitted to participate in the ESP Plan, provided that:

                  (a) Members of the Board who are eligible to participate in the ESP Plan may not vote on any matter affecting the administration of the ESP Plan or the grant of any option pursuant to the ESP Plan.

                  (b) If a Committee is established to administer the ESP Plan, no member of the Board who is eligible to participate in the ESP Plan may be a member of the Committee.


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         15. Designation of Beneficiary.

                  (a) A participant may file a written designation of a
                      beneficiary who is to receive any shares and cash, if any, from the participant's account under the ESP Plan in the event of such participant's death subsequent to the end of the Offering Period but prior to delivery to him of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the ESP Plan in the event of such participant's death prior to the Exercise Date of the Offering Period.

                  (b) Such designation of beneficiary may be changed by the
                      participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the ESP Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

         16. Transferability of Rights. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the ESP Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 11.

         17. Use of Funds. All payroll deductions received or held by the Company under the ESP Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

         18. Reports. Individual statements of accounts will be maintained for each participant in the ESP Plan. Statements of account will be given to participating Employees; on no less than an annual basis, promptly following the Exercise Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

         19. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the ESP Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the ESP Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the ESP Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

             The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

         20. Amendment or Termination. The Board of Directors of the Company may at any time terminate or amend the ESP Plan. Except as provided in
             Section 19, no such termination can affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company (obtained in the manner described in Section 23) if such amendment would:

                  (a) Increase the number of shares that may be issued under the
                      ESP Plan;


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                  (b) Change the designation of the employees (or class of
                      employees) eligible for participation in the ESP Plan; or

                  (c) Materially increase the benefits which may accrue to
                      participants under the ESP Plan.

         21. Dissolution, Merger or Asset Sale. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the Merger of the Company with or into another corporation, each option under the ESP Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Periods then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Board shortens the Offering Periods then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option will be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 11 hereof. For purposes of this paragraph, an option granted under the ESP Plan shall be deemed to be assumed if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock and the sale of assets or merger.

         22. Notices. All notices or other communications by a participant to the Company under or in connection with the ESP Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof. Unless changed by the Company, all such Notices or other communications shall be directed to the Company's Stock Administration Department.

         23. Shareholder Approval. Continuance of the ESP Plan shall be subject to approval by the shareholders of the Company within twelve months before or after the date the ESP Plan is adopted. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company present or represented and entitled to vote thereon, which approval shall be (i) solicited substantially in accordance with Section 14(a) of the Securities Act of 1934, as amended (the "Act") and the rules and regulations promulgated thereunder, or (ii) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the ESP Plan as that which would be required by the rules and regulations in effect under Section 14(a) of the Act at the time such information is furnished.

             In the case of shareholder approval by written consent, it must be obtained by the unanimous written consent of all shareholders of the Company, or by written consent of a smaller percentage of shareholders but only if the Board determines, on the basis of advice of the Company's legal counsel, that the written consent of such a smaller percentage of shareholders will comply with all applicable laws and will not adversely affect the qualifications of the ESP Plan under Section 423 of the Code.

         24. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or national market system upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present


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             intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

         25. Term of ESP Plan. The ESP Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section
             23. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20.